UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 21, 2025
Sprouts Farmers Market, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5455 E. High Street, Suite 111
Phoenix, Arizona 85054
(Address of principal executive offices and zip code)
(480) 814-8016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SFM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 21, 2025, Sprouts Farmers Market, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”), at which the stockholders voted in favor of an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Company’s board of directors (the “Board”) in phases and provide for the annual election of the entire Board for one-year terms, such that the Board will be fully declassified by the 2028 annual meeting of stockholders (the “Declassification Amendment”). The Declassification Amendment also amends the Certificate of Incorporation to provide that directors may be removed with or without cause following the transition to a fully declassified board in 2028 as required by Delaware law. At such time, directors may be removed by the holders of a majority of the shares then entitled to vote generally at an election of directors.

A detailed description of the Declassification Amendment is set forth in “Proposal 4: Approval of an Amendment to the Company’s Certificate of Incorporation to Declassify the Board of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2025 (the "2025 Proxy Statement"), which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Certificate of Incorporation as amended by the Declassification Amendment (the “Amended and Restated Certificate of Incorporation”) filed herewith as Exhibit 3.1. Additionally, a copy of the Amended and Restated Certificate of Incorporation, marked to show changes from the Certificate of Incorporation, is also included as Exhibit 3.2 hereto (additions are shown in bold underline and deletions are ~~struck through~~). The Board previously approved the Declassification Amendment, and the Amended and Restated Certificate of Incorporation became effective upon its filing with the Secretary of State of the State of Delaware on May 23, 2025.

Additionally, in connection with the Declassification Amendment, the Board previously approved conforming amendments to the Company’s Second Amended and Restated Bylaws (as amended, the “Third Amended and Restated Bylaws”) to provide that directors may be removed with or without cause, which became effective upon the approval of the Declassification Amendment at the Annual Meeting.

The foregoing description of the Third Amended and Restated Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Third Amended and Restated Bylaws filed herewith as Exhibit 3.3. Additionally, a copy of the Third Amended and Restated Bylaws, marked to show changes from the Second Amended and Restated Bylaws, is also included as Exhibit 3.4 hereto (additions are shown in bold underline and deletions are ~~struck through~~).

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company's stockholders considered and voted upon the following proposals: (1) to elect two Class III directors to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified; (2) to vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers for fiscal 2024 (commonly referred to as “say-on-pay”); (3) to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 28, 2025; and (4) to approve the Declassification Amendment.
Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see the Company’s 2025 Proxy Statement.
Proposal 1: Election of the two Class III directors listed below to serve for a three-year term expiring at the Company’s 2028 annual meeting of stockholders. Each director nominee was duly elected.

Nominee	For	Withheld	Broker Non-Votes
Kristen E. Blum	74,333,905	4,602,707	9,271,220
Jack L. Sinclair	77,708,931	1,227,681	9,271,220

Proposal 2: Advisory vote on the compensation paid to the Company’s named executive officers for fiscal 2024. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
69,954,311	8,863,015	119,286	9,271,220

Proposal 3: Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2025 fiscal year. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
87,195,438	924,842	87,552	—

Proposal 4: Amendment of the Company's certificate of incorporation to declassify the Company's Board of Directors. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
78,828,319	48,736	59,557	9,271,220

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Sprouts Farmers Market, Inc.

3.2	Amended and Restated Certificate of Incorporation of Sprouts Farmers Market, Inc. (marked)

3.3	Third Amended and Restated Bylaws of Sprouts Farmers Market, Inc.

3.4	Third Amended and Restated Bylaws of Sprouts Farmers Market, Inc. (marked)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: May 23, 2025	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary